                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36497) pertaining to the Retirement Savings and Stock Ownership Plan of Puritan-Bennett Corporation of our report dated May 11, 1994, with respect to the financial statements and schedules of the Puritan-Bennett Retirement Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                                           /s/ ERNST & YOUNG
                                                               ERNST & YOUNG


Kansas City, Missouri
June 16, 1994